Exhibit (G)

FORM OF
CUSTODIAN AGREEMENT

           AGREEMENT made as of this ___ day of __________, 2003, between DREYFUS PREMIER STOCK FUNDS, a company organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

           The Fund, an open-end management investment company on behalf of the portfolios/series listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Portfolio" and collectively, the "Portfolios"), desires to place and maintain all of the portfolio securities and cash of the Portfolios in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of each Portfolio, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

           1.  Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of the portfolio securities and cash of each portfolio delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

           2.  Definitions. Whenever used herein, the terms listed below will have the following meaning:

           2.1  Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

           2.2  Board. Board will mean the Board of Trustees of the Fund.

           2.3  Security.The term security as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

           2.4  Portfolio Security. Portfolio Security will mean any security owned by a Portfolio of the Fund.

           2.5  Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

           2.6  Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

           2.7  Depository. Depository shall mean Depository Trust and Clearing Corporation ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

           2.8  Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the expense of the applicable Portfolio, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Fund and the Bank agree in writing that such procedures afford adequate safeguards for a Portfolio's assets.

           3.  Separate Accounts. The Bank will segregate the assets of each Portfolio to which this Agreement relates into a separate account for each such Portfolio containing the assets of such Portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be deemed to refer to the Fund acting on behalf of one or more of the Portfolios, any reference in this Agreement to any assets of the Fund, including, without limitation, any Portfolio Securities and other assets, including cash and earnings thereon, shall be deemed to refer only to assets of the applicable Portfolio, any duty or obligation of the Bank hereunder to the Fund shall be deemed to refer to duties and obligations with respect to such individual Portfolio and any obligation or liability of the Fund hereunder shall be binding only with respect to such individual Portfolio, and shall be discharged only out of the assets of such Portfolio.

           4.  Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Authorized Persons named in the most recent certification received by the Bank.

           5.  Custody of Cash. As custodian for the Fund, the Bank will open and maintain a separate account or accounts in the name of each Portfolio or in the name of the Bank, as custodian for each Portfolio, and will deposit to the account of a Portfolio all of the cash of the Portfolio, except for cash held by a subcustodian appointed pursuant to Sections 14.3 or 14.4 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of a Portfolio, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, the Bank will make payments of cash held for the accounts of the Portfolio, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

           5.1  Purchase of Securities. Upon the purchase of securities for a Portfolio, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of a Portfolio or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

           5.2  Redemptions. In such amount as may be necessary for the repurchase or redemption of shares of a Portfolio offered for repurchase or redemption in accordance with Section 7 of this Agreement.

           5.3  Distributions and Expenses of the Portfolios. For the payment on the account of a Portfolio of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or administration fees, distribution fees, and, as and to the extent agreed in writing by the parties, any fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank, related to such services with respect to a Portfolio as provided pursuant to subsection 14.7 below, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

           5.4  Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by a Portfolio held by or to be delivered to the Bank.

           5.5  Repayment of Loans. To repay loans of money made to a Portfolio, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

           5.6  Repayment of Cash. To repay the cash delivered to a Portfolio for the purpose of collateralizing the obligation to return to the Portfolio certificates borrowed from the Portfolio representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

           5.7  Foreign Exchange Transactions.

                (a)  For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements") which may be entered into by the Bank on behalf of a Portfolio upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which a Portfolio deals or for their failure to comply with the terms of any contract or option.

                 (b)  In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank with or on behalf of a Portfolio pursuant to Proper Instructions, the Fund agrees on behalf of each Portfolio that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion and with prompt notice to the Fund, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Portfolio on the Bank's books.

           5.8  Other Authorized Payments. For other authorized transactions of a Portfolio, or other obligations of a Portfolio incurred for proper purposes with respect to a Portfolio; provided that before making any such payment, the Bank will also receive Proper Instructions or a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of a Portfolio, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

           5.9  Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

           6.  Securities.

           6.1  Segregation and Registration. Except as otherwise provided herein, and except for Portfolio Securities to be delivered to any subcustodian appointed pursuant to Sections 14.3 or 14.4 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of a Portfolio. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

           The Fund, on behalf of a Portfolio, will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of a Portfolio.

           6.2  Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund or its designated agent all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Portfolio Securities, such proxies to be executed by the registered holder of such Portfolio Securities (if registered otherwise than in the name of a Portfolio), but without indicating the manner in which such proxies are to be voted.

           6.3  Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Fund promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Fund of Proper Instructions regarding the Response (the "Response Deadline"). The Bank shall forward to the Fund via facsimile and/or overnight courier all notices, information statements or other materials relating to the Corporate Action promptly (generally within 24 hours) after receipt of such materials by the Bank.

                (a)  The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all Portfolio Securities, consents and other materials necessary for the consummation of the Corporate Action no later than 5:00 p.m. on the date specified as the Response Deadline.

                (b)  The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Portfolio Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Portfolio Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

                (c)  In the event that the Fund notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

                (d)  Section 14.4(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

           6.4  Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officers' Certificate to the Bank indicating that the Board has withdrawn its approval:

                (a)  The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

                (b)  The records of the Bank (and any such agent) with respect to a Portfolio's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to a Portfolio's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Portfolio a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

                (c)  The Bank (or its agent) shall pay for securities purchased for the account of a Portfolio or shall pay cash collateral against the return of Portfolio Securities loaned by a Portfolio upon (i) receipt of advice from the Book-Entry System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Portfolio. The Bank (or its agent) shall transfer Portfolio Securities sold or loaned for the account of a Portfolio upon:

                     (i)  receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Portfolio has been transferred to the Account; and

                     (ii)  the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Book-Entry System of transfers of Portfolio Securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Bank and shall be provided to the Portfolio at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Portfolio; and

                (d)  The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System.

           6.5  Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officers' Certificate to the Bank indicating that the Board has withdrawn its approval:

                (a)  The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of a Portfolio all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

                (b)  Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

                (c)  Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of a Portfolio and the Portfolio shall pay cash collateral against the return of Portfolio Securities loaned by the Portfolio only upon delivery of the Portfolio Securities to or for the account of the Portfolio; and upon any sale of Portfolio Securities, delivery of the Portfolio Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Portfolio Securities will be made only against receipt of the initial cash collateral to or for the account of the Portfolio; and

                (d)  The Bank shall use its best efforts to ensure that:

                      (i)  The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Portfolio Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                      (ii)  Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund in accordance with subsection 6.2 above;

                      (iii)  Such Depository immediately forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Portfolio's account;

                      (iv)  Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

                     (v)  Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

           6.6    Use of Book-Entry System for Commercial Paper. Provided the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper"), upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that a Portfolio has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Portfolio, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining procedures for Book-Entry Paper, the Bank agrees that:

                (a)  The Bank will maintain all Book-Entry Paper held by a Portfolio in an account of the Bank that includes only assets held by it for customers;

                (b)  The records of the Bank with respect to a Portfolio's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Portfolio which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

                (c)  The Bank shall pay for Book-Entry Paper purchased for the account of a Portfolio upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Portfolio;

                (d)  The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Portfolio, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Portfolio; and

                (e)  The Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

           6.7  Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and (ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officers' Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

           6.8  Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to a Portfolio and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to a Portfolio.

           6.9  Options and Futures Transactions.

                (a)  Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                      (i)  The Bank shall take action, upon receipt of Proper Instructions, as to put options ("puts") and call options ("calls") purchased or sold (written) by a Portfolio regarding escrow or other arrangements in accordance with the provisions of any agreement entered into among the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                      (ii)  Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that a Portfolio has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of a Portfolio, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option a Portfolio holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

                (b)  Puts, Calls and Futures Traded on Commodities Exchanges.

                     (i)  The Bank shall take action, upon the receipt of Proper Instructions, as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement entered into among the Fund, on behalf of a Portfolio, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio.

                     (ii)  The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Subsection 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

           6.10  Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of a Portfolio.

                (a)  Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

                     (i)  in accordance with the provisions of any agreement among the Fund, on behalf of a Portfolio, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Portfolio;

                     (ii)  for the purpose of segregating cash or securities in connection with options purchased or written by a Portfolio or commodity futures purchased or written by a Portfolio;

                     (iii)  for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked-to-market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Portfolio's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Portfolio's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                     (iv)  for the purposes of compliance by a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                     (v)  for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

                (b)  Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

                     (i)  with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

                     (ii)  with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Portfolio's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                     (iii)  for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                     (iv)  to the extent that the Portfolio's outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities or reverse repurchase agreements are sold to other parties or the Portfolio's obligations thereunder are met from assets of the Portfolio other than those in the Segregated Account;

                     (v)  for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

                     (vi)  with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

           6.11  Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by a Portfolio of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Portfolio appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Portfolio and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Portfolio.

           6.12  Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Portfolio Securities are available for such purpose, provided that the Bank will allow any transfer, exchange, delivery or release under this Section only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Subsection 6.12, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

                (a)  Upon sales of Portfolio Securities for the account of a Portfolio, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

                (b)  In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender;

                (c)  Upon conversion of Portfolio Securities pursuant to their terms into other securities;

                (d)  For the purpose of redeeming in-kind shares of a Portfolio upon authorization from the Fund;

                (e)  In the case of option contracts owned by a Portfolio, for presentation to the endorsing broker;

                (f)  When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

                (g)  For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to a Portfolio by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Portfolio of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender and any loan agreement between the Fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                (h)  for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

                (i)  for the purpose of delivering Portfolio Securities lent by a Portfolio to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Portfolio;

                (j)  for other authorized transactions of a Portfolio or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Portfolio or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                (k)  upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

           As to any deliveries made by the Bank pursuant to Subsection 6.12 (a), (b), (c), (e), (f), (g), (h) and (i), securities or cash receivable in exchange therefor shall be delivered to the Bank.

                7.  Redemptions. In the case of payment of assets of a Portfolio held by the Bank in connection with redemptions and repurchases by the Portfolio of outstanding shares, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Agreement and Declaration of Trust (the "Articles") and By-laws of the Fund, from assets available for said purpose.

           8.  Merger, Dissolution, etc. of a Portfolio or the Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of a Portfolio into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all, of the assets of one or more Portfolios to another investment company, or the liquidation or dissolution of a Portfolio and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank to which the Bank is entitled under this Agreement, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund, on behalf of such Portfolio or Portfolios, set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder with respect to such Portfolio or the Fund, as the case may be.

           9.    Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, the Bank will take the following actions without prior authorization or instruction of the Fund or the transfer agent:

                (a)  Endorse for collection and collect on behalf of and in the name of a Portfolio all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by the Bank for the account of the Portfolio and hold for the account of the Portfolio all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

                (b)  Present for payment all coupons and other income items held by the Bank for the account of a Portfolio which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Portfolio;

                (c)  Receive and hold for the account of a Portfolio all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

                (d)  Execute as agent on behalf of a Portfolio all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Portfolio's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

                (e)  Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of a Portfolio; and

                (f)    Exchange interim receipts or temporary securities for definitive securities.

           10.  Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund, on behalf of a Portfolio, notice actually received by the Bank of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Portfolio Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund, on behalf of a Portfolio, in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each month showing any income on a Portfolio Security held by the Bank on behalf of a Portfolio that is more than ten days overdue on the date of such report.

           11.  Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

           The Bank shall perform the fund accounting services set forth on Appendix B hereto and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

           The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

           12.  Fund Valuation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of beneficial interest of each Portfolio, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and the Prospectus and Statement of Additional Information relating to the Portfolios, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of each Portfolio and in respect of liabilities of a Portfolio not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by its reasonable and good faith reliance on any quotations received from a source pursuant to (iii)or (iv) above.

           13.  Additional Services. The Bank shall perform the additional services for the Fund as are set forth on Appendix B hereto. Appendix B may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund.

           14.  Concerning of the Bank.

           14.1  Bank Warranty. The Bank warrants that it has and will maintain at least the minimum qualifications required by Section 17(f)(l) of the 1940 Act to act as custodian of the Portfolio Securities and other assets including cash of the Portfolios.

           14.2  Performance of Duties and Standard of Care. The Bank agrees to use reasonable care with regard to its obligations under this Agreement and the safekeeping of property of the Portfolios. In performing its duties hereunder and any other duties listed on any Appendix or Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and the Bank will be without liability for any action taken or thing done or omitted to be done, so long as such actions or inactions are without negligence and in accordance with this Agreement in good faith in conformity with such advice.

           The Bank will be under no duty or obligation to inquire into and will not be liable for:

                (a)  the validity of the issue of any Portfolio Securities purchased by or for a Portfolio, the legality of the purchases thereof or the propriety of the price incurred therefor;

                (b)  the legality of any sale of any Portfolio Securities by or for a Portfolio or the propriety of the amount for which the same are sold;

                (c)  the legality of an issue or sale of any shares of a Portfolio or the sufficiency of the amount to be received therefor;

                (d)  the legality of the repurchase of any shares of a Portfolio or the propriety of the amount to be paid therefor;

                (e)  the legality of the declaration of any dividend by a Portfolio or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

                (f)  any property or moneys of a Portfolio unless and until received by the Bank, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

           Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of a Portfolio are such as may properly be held by the Portfolio under the provisions of the Fund's Articles or By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

           14.3  Agents and Subcustodians with Respect to Property of the Fund Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

           Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Fund, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of a Portfolio held in the United States. The Bank shall have no liability to the Fund or any other person by reason of any act or omission of any such subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any such subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any such subcustodian.

           14.4    Duties of the Bank with Respect to Property of the Fund Held Outside of the United States.

                (a)  Appointment of Foreign Custody Manager.

                     (i)  If the Fund has appointed the Bank Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act), the Bank's duties and obligations with respect to Portfolio Securities and other assets maintained outside the United States shall be, to the extent not set forth herein, as set forth in the Delegation Agreement between the Fund and the Bank (the "Delegation Agreement").

                     (ii)  If the Fund has appointed any other person or entity Foreign Custody Manager, the Bank shall act only upon Proper Instructions from the Fund with regard to any of the Portfolio Securities or other assets held or to be held outside of the United States, and the Bank shall be without liability for any Claim (as that term is defined in Section 15 hereof) arising out of maintenance of the Portfolio Securities or other assets outside of the United States so long as such Claim did not arise out of the Bank's negligence. The Fund also agrees that it shall enter into a written agreement with any such Foreign Custody Manager that shall obligate such Foreign Custody Manager to provide to the Bank in a timely manner all information required by the Bank in order to complete its obligations hereunder. The Bank shall not be liable for any Claim arising out of the failure of such Foreign Custody Manager to provide such information to the Bank.

                (b)  Segregation of Securities. The Bank shall identify on its books as belonging to the Fund, on behalf of a Portfolio, the Foreign Portfolio Securities held by each foreign sub-custodian (each an "Eligible Foreign Custodian") selected by the Foreign Custody Manager, subject to receipt by the Bank of the necessary information from such Eligible Foreign Custodian if the Foreign Custody Manager is not the Bank.

                (c)  Access of Independent Accountants of the Fund. If the Bank is the Fund's Foreign Custody Manager, upon request of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Portfolio Securities and other assets.

                (d)  Reports by Bank. If the Bank is the Fund's Foreign Custody Manager, the Bank will supply to the Fund the reports required under the Delegation Agreement.

                (e)  Transactions in Foreign Custody Account. Transactions with respect to the assets of the Fund held by an Eligible Foreign Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, the Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

           Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of a Portfolio and delivery of Foreign Portfolio Securities maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

           In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Foreign Portfolio Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

                (f)  Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

           14.5  Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Portfolios held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

           14.6  Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of a Portfolio to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of a Portfolio's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Portfolio payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Portfolio shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness of a Portfolio and to the extent required by law, in and to any property at any time held by it for the Portfolio's benefit or in which the Portfolio has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any such overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Portfolio on the Bank's books.

           14.7.  Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Fund, on behalf of the Portfolios, will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund, on behalf of the Portfolios, will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers of Portfolio Securities made hereunder. All necessary and proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) shall be paid as agreed in writing by the parties hereto, provided that the Bank shall not be entitled to compensation and/or reimbursement for services and/or expenses and liabilities by the Fund, with respect to the Portfolios, hereunder so long as the Bank is entitled to receive such compensation and/or reimbursement for services and/or expenses and liabilities from The Dreyfus Corporation. If the Bank is no longer entitled to receive such compensation and/or reimbursement from The Dreyfus Corporation or does not receive payment from The Dreyfus Corporation in a timely manner, the Bank shall be entitled hereunder to such compensation or fees and reimbursement as agreed in writing by the parties hereto. The Bank will also be entitled to reimbursement by the Fund for all customary and reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

           15.  Limitation of Liability.

           15.1    In the performance of the Bank's duties hereunder, in no event shall the Bank or any of its officers, directors or employees (collectively, the "Indemnified Parties") be liable to the Fund or any third party for, and the Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against, any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees (a "Claim"), arising as a result of any action taken or omitted to be taken by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, or any Officers' Certificate, Proper Instructions, or resolution of the Board reasonably believed by the Bank to be genuine, except for any Claim to the extent arising out of the Indemnified Party's negligence or willful misconduct.

            15.2    The Bank shall be liable for, and shall indemnify and hold harmless the Fund and each Portfolio and its officers, Board members or agents from and against, any loss, including any loss to a Portfolio to the extent resulting from the use of the Book-Entry System or a Depository, to the extent such loss occurs as a result of the negligence or willful misconduct of the Bank with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios.

            15.3    Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party for any losses or damages as a result of:

                (a)  Information reasonably believed by the Bank to be accurate and relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of the net asset value and public offering price of the shares of a Portfolio in accordance with section 12 above; or

                (b)  Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events reasonably beyond the Bank's control; provided that, the Bank shall make all reasonable efforts, whenever necessary to use data processing back-up facilities or otherwise takes all reasonable steps to minimize service interruption for any period that such interruption continues beyond the Bank's control.

            15.4    Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank or the Indemnified Parties on the one hand, or the Fund on the other hand, be liable to the other or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

           16.  Termination.

           16.1  This Agreement may be terminated at any time without penalty by the Fund upon sixty (60) days written notice to the Bank or by the Bank upon one-hundred-twenty (120) days notice to the Fund, such notice in either case to be delivered by means of registered mail, and upon the expiration of such notice period this Agreement will terminate.

            16.2  In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event notice of termination is given by the Bank, the Fund shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Bank may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice, this Agreement shall terminate and the Bank shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Portfolio Securities and moneys then owned by the Fund and held by the Bank, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

           16.3  If a successor custodian is not designated by the Fund or the Bank in accordance with the preceding paragraph, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Portfolio Securities (other than Portfolio Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian, and the Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Portfolio Securities held in the Book-Entry System, or in any Depository which cannot be delivered to the Fund, to hold such Portfolio Securities hereunder in accordance with this Agreement.

           17.  Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act or other applicable law.

           18.  Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

(a) In the case of notices sent to the Fund to: The Dreyfus Corporation 200 Park Avenue, 8th Floor West New York, NY 10166 Attn: General Counsel

(b) In the case of notices sent to the Bank to:

      Investors Bank & Trust Company
      200 Clarendon Street, P.O. Box 9130
      Boston, Massachusetts 02117-9130
      Attention: Geoffrey O'Connell, Senior Director - Client Management
With a copy to: John E. Henry, General Counsel

          or at such other place as such party may from time to time designate in writing.

           19.  Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

           20.  Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

           21.  Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

           22.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

           23.  Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

           24.  Limitation of Liability. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

           25.  Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

DREYFUS PREMIER STOCK FUNDS By: Name: Title: INVESTORS BANK & TRUST COMPANY By: Name: Title:

Appendices

Appendix A Appendix B	Portfolios Services

Appendix B

Additional Services

None.